EXHIBIT 99.1

SMTC Refinances Revolving Credit Facility With PNC

New Banking Arrangements Increase Financial Flexibility

TORONTO, Sept. 27, 2011 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) (TSX:SMX) ("SMTC"), a global electronics manufacturing services provider would like to announce it has signed new three year loan agreements with PNC Bank, N.A. to refinance the Company's revolving debt facility.

Under the new banking arrangements, PNC will provide a new asset-backed $45 million revolving credit facility to provide the Corporation with greater flexibility to manage working capital requirements for organic growth as well as strategic acquisitions. This new credit facility replaces a previous asset-backed revolving facility provided by Wells Fargo Bank and will be used for working capital, general purposes, as well as the recently announced acquisition of ZF Array Technology. SMTC will maintain its existing term debt agreement with EDC.

"While the Company's goal is still to generate cash to pay down debt, it is also important to increase financial flexibility for future business growth. We were able to increase our potential borrowings by almost $10 million by adding Mexican inventory to our borrowing base," stated Jane Todd, Senior Vice President Finance and Chief Financial Officer. Alex Walker, co-Chief Executive Officer added, "Our choice of PNC Bank affords us greater financing resources, allowing us to aggressively pursue our growth strategies."

PNC will also provide treasury management solutions for SMTC, including collection and disbursement accounts, image lockbox, PNC's web-based cash management tool, ACH, wire transfers and disbursement services.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, and Mexico, and a partnering relationship in China, with more than 1,000 full-time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Note for Investors: The statements contained in this release that are not purely historical, including our expectations regarding continued revenue and earnings growth in 2011, are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as "believes", "expect", "may", "should", "would", "will", "intends", "plans", "estimates", "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation

Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in the Company's most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

CONTACT:   SMTC
Jane Todd,
Senior Vice President, Finance and Chief Financial Officer,
(905) 479-1877, ext 2465
Email:  jane.todd@smtc.com

PNC
Amy Vargo
(412) 762-1535
E-mail: amy.vargo@pnc.com